EXHIBIT 5.1
May 14, 2010
The Chubb Corporation
15 Mountain View Road
Warren, New Jersey 07059
     Re: Registration Statement on Form S-3 ASR
Ladies and Gentlemen:
This opinion, which I render solely in my capacity as Executive Vice President and General Counsel of The Chubb Corporation, a New Jersey corporation (the “Company”), and not in any individual or other capacity, is being delivered to you in connection with the Registration Statement on Form S-3 ASR (the “Registration Statement”) of the Company to be filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). The Registration Statement relates to the registration under the Act of the following securities of the Company (together, the “Securities”): (i) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (ii) junior subordinated debt securities (the “Junior Subordinated Debt Securities”); (iii) shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Stock”); (iv) shares of common stock of the Company, par value $1.00 per share (the “Common Stock”); (v) depositary shares representing fractional shares of Preferred Stock, fractional interests in Debt Securities or fractional interests in Junior Subordinated Debt Securities (the “Depositary Shares”); (vi) warrants to purchase shares of Common Stock, Debt Securities, Preferred Stock or any combination of them (the “Warrants”); (vii) stock purchase contracts representing the Company’s obligation to sell Preferred Stock or Common Stock (the “Purchase Contracts”); and (viii) stock purchase units consisting of a Purchase Contract and Debt Securities, Junior Subordinated Debt Securities or debt obligations of third parties, including United States Treasury securities (the “Units”). The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act.
The Senior Debt Securities are to be issued under an Indenture, dated as of October 25, 1989, as amended by a Supplemental Indenture, dated as of March 18, 2003, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The First National Bank of Chicago as trustee, (as so amended, the “Senior Debt Indenture”). The Subordinated Debt Securities are to be issued under an Indenture, dated as of June 4, 2003, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to Bank One Trust Company, N.A. as trustee (the “Subordinated Debt Indenture”). The Junior Subordinated Debt Securities are to be issued under an Indenture, dated as of March 29, 2007, by and between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as trustee (the “Junior Subordinated Indenture”).
The Depositary Shares are to be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each a “Deposit Agreement”). The Warrants are to be issued under common stock and preferred stock warrant agreements or debt warrant agreements, as applicable, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Purchase Contracts are to be issued under stock purchase contract agreements, each between the Company and a contract agent to be identified in the applicable agreement (each a “Purchase Contract Agreement”). The Units are to be issued under stock purchase unit agreements or other agreements, each between the Company and a unit agent to be identified in the applicable agreement (each a “Unit Agreement”).
In connection with the furnishing of this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the following documents:
1.	the Registration Statement;

2.	the Senior Debt Indenture (including the form of Senior Debt Securities included therein) filed as Exhibits 4.1 and 4.11 to the Registration Statement;

3.	the Subordinated Debt Indenture (including the form of Subordinated Debt Securities included therein) filed as Exhibit 4.2 to the Registration Statement;

4.	the form of Junior Subordinated Indenture (including the form of Junior Subordinated Debt Securities included therein) filed as Exhibit 4.3 to the Registration Statement;

5.	the form of Deposit Agreement (including the form of depositary receipt included therein) filed as Exhibit 4.4 to the Registration Statement; and

6.	the forms of Common Stock and Preferred Stock Warrant Agreement and Debt Warrant Agreement (including the form of Warrant included therein) filed as Exhibits 4.7 and 4.8 to the Registration Statement.
In addition, I have examined such other certificates, agreements and documents that I deemed relevant and necessary as a basis for the opinions expressed below. To the extent necessary, I have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents reviewed by me and, if applicable, upon certificates of public officials and the officers of the Company.
In my examination of the documents referred to above, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by me, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic, reproduced or conformed copies of agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that I have examined are accurate and complete.
I have also assumed, without independent investigation, that (i) the Senior Debt Indenture and the Subordinated Debt Indenture have been duly authorized, executed and delivered by the parties to them, (ii) the Junior Subordinated Indenture and each of the Deposit Agreements, Warrant Agreements and Purchase Contract Agreements will be duly authorized, executed and delivered by the parties to them in substantially the forms filed as exhibits to the Registration Statement, (iii) each of the Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the agreements referred to in clauses (i) and (ii) above, are referred to collectively as the “Operative Agreements”), (iv) each of the Senior Debt Indenture and the Subordinated Debt Indenture is, and each other Operative Agreement, when so authorized, executed and delivered, will be, a valid and legally binding obligation of the parties thereto (other than the Company), (v) the Units and any related Operative Agreements will be governed by the laws of the State of New York, (vi) in the case of Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and legally binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (vii) any Common Stock, Preferred Stock or Debt Securities issued upon exercise of the Warrants will be issued as contemplated by the terms of such Warrants and the applicable Warrant Agreement, (viii) any Common Stock or Preferred Stock issued pursuant to Purchase Contracts will be issued, sold and delivered as contemplated by the terms of such Purchase Contracts and the applicable Purchase Contract Agreement, (ix) the Company is validly existing and in good standing under the laws of New Jersey, (x) the Company has all corporate power and authority to execute and deliver, and perform its obligations under, the Operative Agreements and the Securities, (xi) the execution, delivery and performance of the Operative Agreements and the Securities by the Company do not violate any organizational documents of the Company or the laws of New Jersey, (xii) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (xiii) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of New Jersey and any applicable Operative Agreement, (xiv) the Securities will be duly authorized, executed, issued and delivered by the Company and duly authenticated or delivered by the applicable trustee or agent, in each case, against, if applicable, payment by the purchaser at the agreed-upon consideration, and (xv) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.
Based upon the foregoing, and subject to the exceptions and qualifications set forth below, I am of the opinion that:
1.	When the specific terms of a particular issuance of Debt Securities (including any Debt Securities duly issued upon exercise, exchange or conversion of any Security or Preferred Stock in accordance with its terms) have been duly authorized by the

Company and such Debt Securities have been duly executed, authenticated, issued and delivered, and upon payment therefor or, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Debt Securities will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.	When the specific terms of a particular issuance of Junior Subordinated Debt Securities (including any Junior Subordinated Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Junior Subordinated Debt Securities have been duly executed, authenticated, issued and delivered, and upon payment therefor or, if applicable, upon exercise, exchange or conversion of any Security or Preferred Stock in accordance with its terms, such Junior Subordinated Debt Securities will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3.	When Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, or against duly authorized, validly issued and duly authenticated Debt Securities or Junior Subordinated Debt Securities, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

4.	When the specific terms of any particular issuance of Warrants have been duly authorized by the Company and such Warrants have been duly executed, countersigned, issued and delivered upon payment therefore, such Warrants will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	When any Purchase Contracts have been duly authorized, executed and delivered by Company, such Purchase Contracts will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.	When the Units have been duly authorized, issued and delivered by the Company, the Units will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
The opinions expressed above as to enforceability may be limited by (i) bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.
The opinions expressed above are limited to the law of the State of New York. My opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,
/s/ Maureen A. Brundage
Maureen A Brundage
Executive Vice President and General Counsel

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